EXHIBIT 99.2

American Finance Trust, Inc.
Supplemental Information

Quarter ended September 30, 2021 (unaudited)

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)

Forward-looking Statements:
This supplemental package of American Finance Trust, Inc. (the "Company") includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants and the global economy and financial markets, as well as those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2020 filed February 25, 2021 and all other filings filed with the Securities and Exchange Commission after that date. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Accounting Treatment of Rent Deferrals/Abatements
The majority of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by these types of deferrals. In addition, since the Company currently believes that these deferral amounts are collectable, they have been excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals. Conversely, for abatements where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly, reduced its AFFO.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of AFIN's 2017 merger with American Realty Capital - Retail Centers of America, Inc. (the "Merger"). These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares and the multi-year outperformance agreement from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income (loss). All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors but are not reflective of our on-going performance. In addition, legal fees and expense associated with COVID-19-related lease disputes involving certain tenants negatively impact our operating performance but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss). In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used, among other things, to assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends. FFO and AFFO for the three months ended September 30, 2021 includes income from a lease termination fee of $10.4 million, which is recorded in Revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and AFFO. The income from this termination fee was earned and recorded during the three months ended September 30, 2021, however, we did not receive the cash payment until October 1, 2021. Therefore, the cash payment is not part of our cash flows for the period ended September 30, 2021.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items such as expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Key Metrics
As of and for the three months ended September 30, 2021

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$91,915
Net loss attributable to common stockholders	$(6,406)
Basic and diluted net loss per share attributable to common stockholders	$(0.06)
Cash NOI [1]	$75,665
Adjusted EBITDA [1]	$63,062
AFFO attributable to common stockholders [1]	$36,005
Dividends declared on common stock [2]	$25,190

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [3]	$4,418,960
Net debt [4] [5]	$1,716,871
Total consolidated debt [5]	$1,815,860
Total assets	$3,695,168
Liquidity [6]	$406,879

Common shares outstanding as of September 30, 2021	123,506

Net debt to gross asset value	38.9%
Net debt to adjusted EBITDA [1] (annualized based on quarterly results)	6.8	x

Weighted-average interest rate cost [7]	3.6%
Weighted-average debt maturity (years) [8]	5.0
Interest Coverage Ratio [9]	3.6	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.8	$1.4	$4.2
Number of properties	935	33	968
Square footage (in millions)	12.9	7.2	20.1
Annualized straight-line rent (in millions) [10]	$200.9	$84.5	$285.4
Annualized straight-line rent per leased square foot	$16.2	$13.4	$15.3
Occupancy [11]	96.2%	87.9%	93.2%
Weighted-average remaining lease term (years) [12]	10.4	4.7	8.7
% investment grade [13]	58.2%	N/A	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	N/A	31.0%	N/A
% of leases with rent escalators [15]	86.5%	56.1%	77.5%
Average annual rent escalator [15]	1.3%	1.0%	1.2%
——
[1] This Non-GAAP metric is reconciled below. Annualized results include termination fee income of $10.4 million which was recorded in the third quarter of 2021.
[2] Represents dividends declared on shares of the Company’s common stock payable to holders of record on the applicable record date.
[3] Defined as total assets plus accumulated depreciation and amortization as of September 30, 2021.
[4] Represents total debt outstanding less cash and cash equivalents.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[6] Liquidity includes cash and cash equivalents of $99.0 million as of September 30, 2021, and $307.9 million available for future borrowings under the Company's credit facility.
[7] Weighted based on the outstanding principal balance of the debt as of September 30, 2021.
[8] Weighted based on the outstanding principal balance of the debt as of September 30, 2021 and does not reflect any changes to maturity dates subsequent to
September 30, 2021.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
[9] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA includes termination fee income of $10.4 million which was recorded in the third quarter of 2021. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[10] Calculated using the most recent available lease terms as of September 30, 2021.
[11] Only includes leases which have commenced and were taken possession by the tenant as of September 30, 2021.
[12] The weighted-average remaining lease term (years) is based on annualized straight-line rent.
[13] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2021. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 46.4% actual investment grade rated and 11.8% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 21.6% actual investment grade rated and 9.4% implied investment grade rated.
[15] Based on annualized straight-line rent as of September 30, 2021. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$746,355	$723,316
Buildings, fixtures and improvements	2,943,693	2,830,508
Acquired intangible lease assets	462,378	454,245
Total real estate investments, at cost	4,152,426	4,008,069
Less: accumulated depreciation and amortization	(723,792)	(639,367)
Total real estate investments, net	3,428,634	3,368,702
Cash and cash equivalents	98,989	102,860
Restricted cash	15,863	10,537
Deposits for real estate investments	752	137
Derivative assets, at fair vale	2,028	—
Deferred costs, net	17,216	16,663
Straight-line rent receivable	71,370	66,581
Operating lease right-of-use assets	18,318	18,546
Prepaid expenses and other assets (including $140 and $1,939 due from related parties as of September 30, 2021 and December 31, 2020, respectively)	41,998	23,941
Assets held for sale	—	—
Total assets	$3,695,168	$3,607,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,587,462	$1,490,798
Credit facility	186,242	280,857
Below market lease liabilities, net	79,809	78,674
Accounts payable and accrued expenses (including $3,404 and $273 due to related parties as of September 30, 2021 and December 31, 2020, respectively)	33,256	25,210
Operating lease liabilities	19,209	19,237
Derivative liabilities, at fair value	—	123
Deferred rent and other liabilities	9,976	9,794
Dividends payable	6,000	3,675
Total liabilities	1,921,954	1,908,368

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 12,796,000 and 8,796,000 shares authorized, 7,933,711 and 7,842,008 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	79	79
7.375% Series C cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 11,536,000 and 3,680,000 shares authorized, 4,594,498 and 3,535,700 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	46	35
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 123,506,474 and 108,837,209 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,235	1,088
Additional paid-in capital	2,913,276	2,723,678
Accumulated other comprehensive income (loss)	2,028	(123)
Distributions in excess of accumulated earnings	(1,150,789)	(1,055,680)
Total stockholders' equity	1,765,875	1,669,077
Non-controlling interests	7,339	30,522
Total equity	1,773,214	1,699,599
Total liabilities and equity	$3,695,168	$3,607,967

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$91,915	$81,577	$79,187	$77,237

Operating expenses:
Asset management fees to related party	9,880	7,922	7,321	7,088
Property operating expense	13,384	13,329	13,439	13,247
Impairment of real estate investments	4,554	91	—	1,408
Acquisition, transaction and other costs [1]	3,426	136	42	241
Equity-based compensation [2]	4,149	5,283	4,347	3,343
General and administrative	5,589	3,540	6,449	4,179
Depreciation and amortization	32,762	32,428	32,319	32,730
Total operating expenses	73,744	62,729	63,917	62,236
Operating income (loss) before gain on sale of real estate investments	18,171	18,848	15,270	15,001
Gain on sale of real estate investments	478	11	286	—
Operating income	18,649	18,859	15,556	15,001
Other (expense) income:
Interest expense	(19,232)	(20,361)	(19,334)	(19,689)
Other income	18	20	24	20
Loss on non-designated derivative	—	—	—	(9)
Total other expense, net	(19,214)	(20,341)	(19,310)	(19,678)
Net loss	(565)	(1,482)	(3,754)	(4,677)
Net (income) loss attributable to non-controlling interests	(4)	2	6	5
Allocation for preferred stock	(5,837)	(5,925)	(5,663)	(3,931)
Net loss attributable to common stockholders	$(6,406)	$(7,405)	$(9,411)	$(8,603)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.06)	$(0.07)	$(0.09)	$(0.08)
Weighted-average shares outstanding — Basic	118,862,852	110,898,056	108,436,571	108,436,329
Weighted-average shares outstanding — Diluted	118,862,852	110,898,056	108,436,571	108,436,329
——
[1] For the three months ended December 31, 2020 includes litigation costs related to the Merger of $0.1 million. Litigation costs related to the Merger incurred in the three months ended September 30, 2021, June 30, 2021 and March 31, 2021 were not significant.
[2] For the three months ended September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, includes equity-based compensation expense related to the Company's restricted common shares of $0.3 million, $0.4 million, $1.4 million and $0.4 million, respectively.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net loss	$(565)	$(1,482)	$(3,754)	$(4,677)
Depreciation and amortization	32,762	32,428	32,319	32,730
Interest expense	19,232	20,361	19,334	19,689
EBITDA [1]	51,429	51,307	47,899	47,742
Impairment of real estate investments	4,554	91	—	1,408
Acquisition, transaction and other costs [2]	3,426	136	42	241
Equity-based compensation [3]	4,149	5,283	4,347	3,343
Gain on sale of real estate investments	(478)	(11)	(286)	—
Other income	(18)	(20)	(24)	(20)
Loss on non-designated derivatives	—	—	—	9
Adjusted EBITDA [1]	63,062	56,786	51,978	52,723
Asset management fees to related party	9,880	7,922	7,321	7,088
General and administrative	5,589	3,540	6,449	4,179
NOI [1]	78,531	68,248	65,748	63,990
Amortization of market lease and other intangibles, net	(1,474)	(1,041)	(935)	(1,216)
Straight-line rent	(1,392)	(1,759)	(1,727)	(4,060)
Cash NOI [1]	$75,665	$65,448	$63,086	$58,714

Cash Paid for Interest:
Interest expense	$19,232	$20,361	$19,334	$19,689
Amortization of deferred financing costs, net and change in accrued interest	(2,192)	(2,361)	(2,469)	(2,362)
Amortization of mortgage premiums and (discounts) on borrowings, net	328	323	321	456
Total cash paid for interest	$17,368	$18,323	$17,186	$17,783
——
[1] For the three months ended September 30, 2021 includes income from a lease termination fee of $10.4 million, which is recorded in Revenue from tenants in the consolidated statements of operations.
[2] For the three months ended December 31, 2020 includes litigation costs related to the Merger of $0.1 million. Litigation costs related to the Merger incurred in the three months ended September 30, 2021, June 30, 2021 and March 31, 2021 were not significant.
[3] For the three months ended September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, includes equity-based compensation expense related to the Company's restricted common shares of $0.3 million, $0.4 million, $1.4 million and $0.4 million, respectively.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(6,406)	$(7,405)	$(9,411)	$(8,603)
Impairment of real estate investments	4,554	91	—	1,408
Depreciation and amortization	32,762	32,428	32,319	32,730
Gain on sale of real estate investments	(478)	(11)	(286)	—
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(150)	(50)	(51)	(54)
FFO attributable to common stockholders [1]	30,282	25,053	22,571	25,481
Acquisition, transaction and other costs [2]	3,426	136	42	241
Legal fees and expenses — COVID-19 lease disputes [3]	44	109	69	11
Amortization of market lease and other intangibles, net	(1,474)	(1,041)	(935)	(1,216)
Straight-line rent	(1,392)	(1,759)	(1,727)	(4,060)
Straight-line rent (rent deferral agreements) [4]	(876)	(1,124)	(975)	358
Amortization of mortgage (premiums) and discounts on borrowings, net	(328)	(323)	(321)	(456)
Loss non-designated derivatives	—	—	—	9
Equity-based compensation [5]	4,149	5,283	4,347	3,343
Amortization of deferred financing costs, net and change in accrued interest	2,192	2,361	2,469	2,362
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(18)	(6)	(5)	—
AFFO attributable to common stockholders [1]	$36,005	$28,689	$25,535	$26,073

Weighted-average common shares outstanding	118,863	110,898	108,437	108,436
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.06)	$(0.07)	$(0.09)	$(0.08)
FFO per common share	$0.25	$0.23	$0.21	$0.23
AFFO per common share	$0.30	$0.26	$0.24	$0.24
Dividends declared [6]	$25,190	$23,054	$23,043	$—
——
[1] FFO and AFFO for the three months ended September 30, 2021 includes income from a lease termination fee of $10.4 million, which is recorded in Revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and AFFO. The income from this termination fee was earned and recorded during the three months ended September 30, 2021, however, we did not receive the cash payment until October 1, 2021. Therefore, the cash payment is not part of our cash flows for the period ended September 30, 2021.
[2] Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
[3] Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
[4] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheet but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly reduced its AFFO.
[5] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
[6] Represents dividends declared to common stockholders. In August, 2020, the Company's board of directors approved a change to the Company's dividend policy from a monthly basis to a paying dividends on a quarterly basis in arrears on the 15th day of each month following a fiscal quarter. As a result, no dividend was declared in the fourth quarter of 2020. This change affected the frequency of dividend payments only and did not impact the annualized dividend rate on Class A common stock of $0.85.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Debt Overview
As of September 30, 2021
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2021 (remainder)	—	—	—%	$902
2022	—	—	—%	3,699
2023	—	—	—%	2,575
2024	—	—	—%	1,590
2025	369	3.9	3.7%	841,611
Thereafter	417	7.0	3.8%	779,241
Total Non-Recourse Debt	786	5.3	3.8%	1,629,618	90%

Recourse Debt [1]
Credit Facility [2]		1.6	2.2%	186,242
Total Recourse Debt		1.6	2.2%	186,242	10%

Total Debt		5.0	3.6%	$1,815,860	100%
——
[1] Recourse debt is debt that is guaranteed by the Company.
[2] The maturity date of the Company's credit facility is April 2022. The Company has the right to extend the maturity date to April 2023.
[3] Weighted based on the outstanding principal balance of the debt.
[4] As of September 30, 2021, the Company’s total combined debt was 89.7% fixed rate and 10.3% floating rate.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums and discounts.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Future Minimum Base Lease Rents Due to the Company
As of September 30, 2021
Amounts in thousands

Future Minimum Base Rent Payments [1]
2021 (remainder)	$69,143
2022	274,645
2023	261,254
2024	245,207
2025	227,540
2026	210,747
Thereafter	1,267,169
Total	$2,555,705
——
[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Top Ten Tenants (by annualized straight-line rent)
As of September 30, 2021
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
Sanofi US	Office	Pharmaceuticals	$17,143	6%	11.3	Yes
Truist Bank	Retail	Retail Banking	15,419	5%	8.0	Yes
Fresenius	Retail	Healthcare	14,554	5%	7.0	Yes
Mountain Express	Retail	Gas/Convenience	13,237	5%	16.9	No
AmeriCold	Distribution	Refrigerated Warehousing	12,720	4%	6.0	Yes
Tenants 6 - 10	Various	Various	38,165	13%	5.3	3 of 5 - Yes
Subtotal			111,238	38%	9.7

Remaining portfolio			174,477	62%

Total Portfolio			$285,715	100%
——
[1] Calculated using the most recent available lease terms as of September 30, 2021.
[2] Based on straight-line rent as of September 30, 2021.
[3] The top ten tenants are 67.0% actual investment grade rated and 7.9% implied investment grade rated (see page 7 for definition of Investment Grade).

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Diversification by Property Type
As of September 30, 2021
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$232,766	82%	13,874	69%
Distribution	31,740	11%	4,735	24%
Office	21,209	7%	1,442	7%
Total	$285,715	100%	20,051	100%

	Retail Properties
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Single-Tenant:
Service-oriented [3]	$122,350	53%	4,073	31%
Traditional retail [4]	25,910	11%	2,553	20%
Multi-Tenant:
Experiential/e-commerce defensive [5]	41,921	18%	2,543	20%
Other traditional retail	42,585	18%	3,757	29%
Total	$232,766	100%	12,926	100%
——
[1] Calculated using the most recent available lease terms as of September 30, 2021.
[2] Represents total rentable square feet of retail properties occupied as of September 30, 2021.
[3] Includes single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, healthcare, and auto services sectors.
[4] Includes single-tenant retail properties leased to tenants in the discount retail, home improvement, furniture, specialty retail, auto retail, sporting goods sectors, wireless/electronics, department stores and home improvement.
[5] Represents multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Diversification by Geography
As of September 30, 2021
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$14,747	5.2%	1,405	7.0%
Alaska	409	0.1%	9	0.1%
Arizona	352	0.1%	22	0.1%
Arkansas	2,387	0.8%	88	0.4%
California	228	0.1%	9	0.1%
Colorado	776	0.3%	52	0.3%
Connecticut	1,801	0.6%	98	0.5%
Delaware	176	0.1%	5	0.1%
District of Columbia	236	0.1%	4	0.1%
Florida	19,090	6.7%	1,203	6.0%
Georgia	31,232	10.9%	1,963	9.7%
Idaho	331	0.1%	14	0.1%
Illinois	10,378	3.6%	741	3.7%
Indiana	2,107	0.7%	91	0.5%
Iowa	2,662	0.9%	166	0.8%
Kansas	4,044	1.4%	279	1.4%
Kentucky	10,432	3.7%	664	3.3%
Louisiana	6,513	2.3%	354	1.8%
Maine	349	0.1%	27	0.1%
Maryland	858	0.3%	24	0.1%
Massachusetts	9,269	3.2%	992	4.9%
Michigan	9,044	3.2%	501	2.5%
Minnesota	10,485	3.7%	761	3.8%
Mississippi	5,815	2.0%	252	1.3%
Missouri	5,679	2.0%	486	2.4%
Montana	1,184	0.4%	42	0.2%
Nebraska	495	0.2%	12	0.1%
Nevada	6,921	2.4%	408	2.0%
New Hampshire	127	—%	6	0.1%
New Jersey	18,655	6.5%	817	4.2%
New Mexico	629	0.2%	47	0.2%
New York	2,774	1.0%	227	1.1%
North Carolina	18,373	6.4%	1,524	7.5%
North Dakota	1,222	0.4%	170	0.8%
Ohio	17,664	6.2%	1,024	5.1%
Oklahoma	10,017	3.5%	834	4.2%
Pennsylvania	8,892	3.1%	540	2.7%
Rhode Island	2,495	0.9%	156	0.8%
South Carolina	16,696	5.8%	1,606	7.9%
South Dakota	339	0.1%	47	0.1%
Tennessee	4,361	1.5%	313	1.6%
Texas	13,750	4.8%	839	4.1%
Utah	1,087	0.4%	41	0.2%
Vermont	84	—%	22	0.1%
Virginia	3,640	1.3%	212	1.1%
West Virginia	3,077	1.1%	261	1.3%
Wisconsin	2,515	0.9%	627	3.0%
Wyoming	1,318	0.5%	66	0.2%
Total	$285,715	100%	20,051	100%
[1] Calculated using the most recent available lease terms as of September 30, 2021.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2021 (Unaudited)
Lease Expirations
As of September 30, 2021
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2021 (Remaining)	16	$2,816	1.0%	273	1.5%
2022	65	8,068	2.8%	829	4.4%
2023	114	17,350	6.1%	1,240	6.6%
2024	111	16,768	5.9%	1,268	6.8%
2025	126	22,579	7.9%	1,713	9.2%
2026	98	23,385	8.2%	1,847	9.9%
2027	125	36,971	12.9%	3,912	20.9%
2028	88	12,839	4.5%	969	5.2%
2029	134	22,826	8.0%	1,351	7.2%
2030	53	12,180	4.3%	929	5.0%
2031	62	13,513	4.7%	653	3.5%
2032	34	23,892	8.4%	1,175	6.3%
2033	37	4,717	1.7%	180	1.0%
2034	16	2,320	0.8%	135	0.7%
2035	12	3,735	1.3%	91	0.5%
2036	32	3,246	1.1%	196	1.0%
Thereafter (>2036)	373	58,510	20.4%	1,937	10.3%
Total	1,496	$285,715	100%	18,698	100%
——
[1] Calculated using the most recent available lease terms as of September 30, 2021.